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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 2002


                                 CLECO POWER LLC
             (Exact name of registrant as specified in its charter)


          Louisiana                     1-05663                 72-0244480
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


            2030 Donahue Ferry Road
             Pineville, Louisiana                          71360-5226
   (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (318) 484-7400
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Item 5. Other Events.

     On May 6, 2002, Cleco Power LLC (the "Company") entered into an Underwriting Agreement with Edward D. Jones & Co., L.P. and A.G. Edwards & Sons, Inc. (collectively, the "Underwriters") covering the issue and sale of $50,000,000 aggregate principal amount of the Company's 6.05% Insured Quarterly Notes due June 1, 2012 (the "IQ Notes"). The IQ Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-52540) of the Company, which is on file with the Securities and Exchange Commission ("SEC").

     The consolidated financial statements of Ambac Assurance Corporation ("Ambac Assurance") and its subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. ("Ambac Financial Group") for the year ended December 31, 2001 (filed with the SEC on March 26, 2002, Commission File Number 1-10777), and the Current Reports on Form 8-K filed with the SEC on January 25, 2002 and April 18, 2002, as each related to Ambac Assurance, are hereby incorporated by reference into this Current Report on Form 8-K and the prospectus supplement dated May 6, 2002 relating to the IQ Notes (the "Prospectus Supplement"), and shall be deemed to be part hereof and thereof. The aforementioned financial statements are being supplied by Ambac Assurance for inclusion in the Prospectus Supplement only. No representation is made by the Company, the trustee of the indenture governing the IQ Notes, the Underwriters or any of their affiliates as to the accuracy or completeness of the financial statements.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are filed herewith:

          1.1 Underwriting Agreement dated as of May 6, 2002 between the Company and the Underwriters.

          4.1 Form of Fifth Supplemental Indenture, dated as of May 1, 2002, providing for the issuance of the IQ Notes.

          4.2  Form of IQ Note (included in Exhibit 4.1 above).

          5.1  Opinion of Baker Botts L.L.P.

          23.1 Consent of KPMG LLP.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CLECO POWER LLC

Date: May 8, 2002                   By:  /s/ Kathleen F. Nolen
                                         ---------------------
                                         Kathleen F. Nolen
                                         Treasurer